UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2024

Date of Report (Date of earliest event reported)

ETON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38738	37-1858472
(State of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

21925 W. Field Parkway, Suite 235
Deer Park, Illinois 60010-7208
(Address of principal executive offices) (Zip code)

(847) 787-7361
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETON	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01: Entry into a Material Definitive Agreement

On December 10, 2024, Eton Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Offering”), 583,334 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) at an offering price of $12.00 per Share. There was no placement agent or underwriter in the Offering.  The gross proceeds to the Company from the Offering were approximately $7.0 million before deducting related offering expenses. The Company intends to use the proceeds from this offering, together with existing cash and cash equivalents, for funding acquisition opportunities for products or product candidates when and if they arise.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-271196), which was filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2023 and was declared effective by the Commission on May 2, 2023 (the “Registration Statement”).

A copy of the form of purchase agreement is attached as Exhibit 10.1.

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Item 9.01: Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2024	By:	/s/ James R. Gruber
James R. Gruber
Chief Financial Officer and Secretary
(Principal Financial Officer)

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